Exhibit 99.1

e.l.f. Beauty Announces Fourth Quarter and Full Fiscal 2022 Results
– Delivered 23% Net Sales Growth in Fiscal 2022 –

– Gained Market Share for Third Consecutive Year –

– Provides Fiscal 2023 Outlook for 10-12% Net Sales Growth –
OAKLAND, California; May 25, 2022 — e.l.f. Beauty (NYSE: ELF) today announced results for the three and twelve months ended March 31, 2022.
“Our outstanding results in fiscal 2022 underscore e.l.f.’s core value proposition and deep connection with our consumers,” said Tarang Amin, e.l.f. Beauty's Chairman and Chief Executive Officer. "I am so proud of how our team continues to execute in this dynamic environment. We grew net sales by 23% year over year while building market share according to Nielsen. We were the only top 5 color cosmetics brand to grow sales and share above pre-pandemic levels by a wide margin. We believe our competitive advantages and differentiated brand portfolio will continue to fuel our momentum.”

Fourth Quarter Fiscal 2022 Review
For the three months ended March 31, 2022, compared to the three months ended March 31, 2021:
•Net sales increased 13% to $105.1 million, primarily driven by strength in our national and international retailers.

•Gross margin increased approximately 100 basis points to 64.2%, primarily driven by cost savings, margin accretive mix, and price increases, partially offset by unfavorable foreign exchange rates and increased transportation costs.

•Selling, general and administrative expenses ("SG&A") increased $7.5 million to $65.3 million or 62.1% of net sales. Adjusted SG&A (SG&A excluding the items identified in the reconciliation table below) was $60.5 million, or 57.5% of net sales. The year over year increase in SG&A dollars was primarily related to compensation, benefits, and marketing investments.

•The benefit for income taxes was $0.4 million.
•Net income was $1.6 million on a GAAP basis. Adjusted net income (net income excluding the items identified in the reconciliation table below) was $6.9 million.
•Diluted earnings per share were $0.03 on a GAAP basis. Adjusted diluted earnings per share (diluted earnings per share calculated with adjusted net income excluding the items identified in the reconciliation table below) were $0.13.
•Adjusted EBITDA (EBITDA excluding the items identified in the reconciliation table below) was $12.8 million or 12.2% of net sales.

Full Year Fiscal 2022 Review
For the twelve months ended March 31, 2022, compared to the twelve months ended March 31, 2021:
•Net sales increased 23% to $392.2 million, primarily driven by strength in our national and international retailers.

•Gross margin decreased approximately 65 basis points to 64.2%, primarily driven by unfavorable foreign exchange rates and elevated transportation costs. These items were partially offset by price increases, cost savings and margin accretive mix.

•SG&A increased $27.8 million to $221.9 million or 56.6% of net sales. Adjusted SG&A was $199.8 million or 51.0% of net sales. The year over year increase in SG&A dollars was primarily due to marketing investments, compensation, and benefits.

•The provision for income taxes was $3.7 million.
•Net income was $21.8 million on a GAAP basis. Adjusted net income was $45.2 million.
•Diluted earnings per share were $0.41 on a GAAP basis. Adjusted diluted earnings per share were $0.84.
•Adjusted EBITDA was $74.7 million or 19.0% of net sales, up 22% year over year.

Balance Sheet
The Company ended fiscal 2022 with $43.4 million in cash and cash equivalents and $91.1 million of long-term debt and finance lease obligations, as compared to $57.8 million in cash and cash equivalents and $110.3 million of long-term debt and finance lease obligations at the end of fiscal 2021.
Fiscal 2023 Outlook
The Company is providing the following outlook for fiscal 2023. When compared to fiscal 2022, the outlook for fiscal 2023 reflects an expected 10-12% increase in net sales.

“We’re pleased with our exceptional fiscal 2022 results and believe that we can continue our business momentum into fiscal 2023,” said Mandy Fields, e.l.f. Beauty’s Chief Financial Officer.

	Fiscal 2023 Outlook	Fiscal 2022
Net sales	$432-440 million	$392 million
Adjusted EBITDA	$80.5-82.0 million	$74.7 million
Adjusted effective tax rate	27-28%	20%
Adjusted net income	$43.5-45.5 million	$45.2 million
Adjusted diluted earnings per share	$0.78-0.81	$0.84
Weighted average diluted shares outstanding	56 million	54 million
Webcast Details
The Company will hold a webcast to discuss the results from its fourth quarter fiscal 2022 today, May 25, 2022, at 4:30 p.m. Eastern Time. The webcast will be broadcast live at https://investor.elfbeauty.com/news-and-events/events. For those unable to listen to the live broadcast, an archived version will be available at the same location.

About e.l.f. Beauty
e.l.f. Beauty, Inc. builds brands designed to disrupt industry norms, shape culture and connect communities through positivity, inclusivity and accessibility. Our deep commitment to clean, cruelty-free beauty with unparalleled quality for the price has fueled the success of our flagship brand e.l.f. Cosmetics since 2004 and driven our portfolio expansion. Today, our portfolio of brands includes e.l.f. Cosmetics, e.l.f. SKIN, pioneering clean-beauty brand Well People and Keys Soulcare, a groundbreaking lifestyle beauty brand created with Alicia Keys. Our family of brands is available online, and across leading beauty, mass market and clean beauty specialty retailers.

Learn more by visiting https://investor.elfbeauty.com.

Note Regarding non-GAAP Financial Measures
This press release includes references to non-GAAP measures, including adjusted EBITDA, adjusted net income and adjusted diluted earnings per share. The Company presents these non-GAAP measures because its management uses them as supplemental measures in assessing its operating performance, and believes they are helpful to investors, securities analysts and other interested parties in evaluating the Company’s performance. The non-GAAP measures included in this press release are not measurements of financial performance under GAAP and they should not be considered as alternatives to measures of performance derived in accordance with GAAP. In addition, these non-GAAP measures should not be construed as an inference that the Company’s future results will be unaffected by unusual or non-recurring items. These non-GAAP measures have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. The Company’s definitions and calculations of these non-GAAP measures are not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.

Adjusted EBITDA excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, costs related to the automation of certain warehouse and distribution activities, and amortization of internal-use software costs related to cloud applications. Adjusted SG&A excludes costs related to stock-based compensation and other non-cash and non-recurring costs. Such other non-cash or non-recurring costs include proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, and costs related to the automation of certain warehouse and distribution activities. Adjusted effective tax rate is the tax rate when excluding the pre-tax impact of costs or gains related to restructuring of operations, stock-based compensation, other non-cash and non-recurring costs, amortization of acquired intangible assets, as well as the related tax impact for these items, calculated utilizing the statutory rate for where the impact was incurred. Adjusted net income excludes costs or gains related to restructuring of operations, stock-based compensation, loss on extinguishment of debt, other non-cash and non-recurring costs, amortization of acquired intangible assets and the tax impact of the foregoing adjustments. Such other non-cash or non-recurring costs include proxy contest expenses, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, and costs related to the automation of certain warehouse and distribution activities.

With respect to the Company’s expectations under “Fiscal 2023 Outlook” above, the Company is not able to provide a quantitative reconciliation of the adjusted EBITDA, adjusted net income and adjusted diluted earnings per share guidance non-GAAP measures to the corresponding net income and diluted earnings per share GAAP measures without unreasonable efforts. The Company cannot provide meaningful estimates of the non-recurring charges and credits excluded from these non-GAAP measures due to the forward-looking nature of these estimates and their inherent variability and uncertainty. For the same reasons, the Company is unable to address the probable significance of the unavailable information.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including those statements relating to the Company's outlook for fiscal 2023 under “Fiscal 2023 Outlook” above, those statements that the Company continues to execute in a dynamic environment, those statements that the Company believes its competitive advantages and differentiated brand portfolio will continue to fuel its momentum, and those statements that the Company believes it can continue its business momentum into fiscal 2023. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, actual results and the timing of selected events may differ materially from those expectations. Factors that could cause actual results to differ materially from those in the forward looking statements include, among other things, the risks and uncertainties that are described in the Company's most recent Annual Report on Form 10-K, as updated from time to time in the Company's SEC filings, as well as the Company’s ability to effectively compete with other beauty companies; the Company’s ability to successfully introduce new products; the Company’s ability to attract new retail customers and/or expand business with its existing retail customers; the Company’s ability to optimize shelf space at its key retail customers; the loss of any of the Company’s key retail customers or if the general business performance of its key retail customers declines; the Company’s ability to effectively manage its SG&A and other expenses; and the uncertainty regarding the impact of the COVID-19 pandemic. Potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. These forward-looking statements speak only as of the date hereof. Except as required by law, the Company assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investors:	Media:
KC Katten	Melinda Fried
VP, Corporate Development & Investor Relations, e.l.f. Beauty KKatten@elfbeauty.com	Head of Corporate Communications, e.l.f. Beauty mfried@elfbeauty.com

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of operations and comprehensive income (loss)
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,		Twelve months ended March 31,
	2022	2021	2022	2021

Net sales	$105,135	$92,671	$392,155	$318,110
Cost of sales	37,635	34,071	140,423	111,912
Gross profit	67,500	58,600	251,732	206,198
Selling, general and administrative expenses	65,332	57,827	221,912	194,157
Restructuring expense (income)	(18)	2,641	50	2,641
Operating income (loss)	2,186	(1,868)	29,770	9,400
Other expense, net	(484)	(54)	(1,438)	(1,620)
Interest expense, net	(529)	(862)	(2,441)	(4,090)
Loss on extinguishment of debt	—	—	(460)	—
Income (loss) before provision for income taxes	1,173	(2,784)	25,431	3,690
Income tax benefit (provision)	383	2,760	(3,661)	2,542
Net income (loss)	$1,556	$(24)	$21,770	$6,232
Comprehensive income (loss)	$1,556	$(24)	$21,770	$6,232
Net income per share:
Basic	$0.03	$—	$0.43	$0.13
Diluted	$0.03	$—	$0.41	$0.12
Weighted average shares outstanding:
Basic	51,273,325	49,986,296	50,940,808	49,377,410
Diluted	53,778,530	52,960,699	53,654,303	51,994,145

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated balance sheets
(unaudited)
(in thousands, except share and per share data)

	March 31, 2022	March 31, 2021
Assets
Current assets:
Cash and cash equivalents	$43,353	$57,768
Accounts receivable, net	45,567	40,185
Inventory, net	84,498	56,810
Prepaid expenses and other current assets	19,611	15,381
Total current assets	193,029	170,144
Property and equipment, net	10,577	13,770
Intangible assets, net	86,163	94,286
Goodwill	171,620	171,620
Investments	2,875	2,875
Other assets	30,368	34,698
Total assets	$494,632	$487,393

Liabilities and stockholders' equity
Current liabilities:
Current portion of long-term debt and capital lease obligations	$5,786	$16,281
Accounts payable	19,227	15,699
Accrued expenses and other current liabilities	40,004	41,351
Total current liabilities	65,017	73,331
Long-term debt and finance lease obligations	91,080	110,255
Deferred tax liabilities	9,593	13,479
Long-term operating lease obligations	15,744	20,084
Other long-term liabilities	769	598
Total liabilities	182,203	217,747

Commitments and contingencies

Stockholders' equity:
Common stock, par value of $0.01 per share; 250,000,000 shares authorized as of March 31, 2022 and March 31, 2021; 52,243,764 and 51,590,830 shares issued and outstanding as of March 31, 2022 and March 31, 2021, respectively	515	504
Additional paid-in capital	795,443	774,441
Accumulated deficit	(483,529)	(505,299)
Total stockholders' equity	312,429	269,646
Total liabilities and stockholders' equity	$494,632	$487,393

e.l.f. Beauty, Inc. and subsidiaries
Condensed consolidated statements of cash flows
(unaudited)
(in thousands)

	Twelve months ended March 31,
	2022	2021
Cash flows from operating activities:
Net income	$21,770	$6,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,083	25,179
Restructuring expense	50	2,641
Stock-based compensation expense	19,646	19,682
Amortization of debt issuance costs and discount on debt	394	847
Deferred income taxes	(3,701)	(8,584)
Loss on extinguishment of debt	460	—
Other, net	496	383
Changes in operating assets and liabilities:
Accounts receivable	(5,597)	(10,529)
Inventories	(27,655)	(10,937)
Prepaid expenses and other assets	(10,555)	(9,659)
Accounts payable and accrued expenses	1,498	17,472
Other liabilities	(4,376)	(3,252)
Net cash provided by operating activities	19,513	29,475

Cash flows from investing activities:
Purchase of property and equipment	(4,818)	(6,474)
Net cash used in investing activities	(4,818)	(6,474)

Cash flows from financing activities:
Proceeds from revolving line of credit	26,480	20,000
Repayment of revolving line of credit	(26,480)	(20,000)
Proceeds from long-term debt	25,581	—
Repayment of long-term debt	(54,525)	(11,756)
Debt issuance costs paid	(1,064)	(334)
Cash received from issuance of common stock	1,677	1,503
Other, net	(779)	(813)
Net cash used in financing activities	(29,110)	(11,400)

Net (decrease) increase in cash and cash equivalents	(14,415)	11,601
Cash and cash equivalents - beginning of period	57,768	46,167
Cash and cash equivalents - end of period	$43,353	$57,768

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted EBITDA
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2022	2021	2022	2021

Net income (loss)	$1,556	$(24)	$21,770	$6,232
Interest expense, net	529	862	2,441	4,090
Income (benefit) tax provision	(383)	(2,760)	3,661	(2,542)
Depreciation and amortization	5,694	5,276	22,403	21,078
EBITDA	$7,396	$3,354	$50,275	$28,858
Restructuring (income) expense (a)	(18)	2,641	50	2,641
Stock-based compensation	5,048	4,642	19,646	19,682
Loss on extinguishment of debt (b)	—	—	460	—
Other non-cash and non-recurring (c)	386	2,266	4,256	9,897
Adjusted EBITDA	$12,812	$12,903	$74,687	$61,078

(a) Restructuring (income) expense during the three and twelve months ended March 31, 2022 relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(c) Represents various non-cash or non-recurring items, including proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, costs related to the automation of certain warehouse and distribution activities, and amortization of internal-use software costs related to cloud applications.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP SG&A to non-GAAP adjusted SG&A
(unaudited)
(in thousands)

	Three months ended March 31,		Twelve months ended March 31,
	2022	2021	2022	2021
Selling, general, and administrative expenses	$65,332	$57,827	$221,912	$194,157
Stock-based compensation	(4,964)	(4,458)	(19,336)	(19,493)
Other non-cash and non-recurring (a)	83	(2,094)	(2,765)	(9,544)
Adjusted selling, general, and administrative expenses	$60,451	$51,275	$199,811	$165,120

(a) Represents various non-cash or non-recurring items, including proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, and costs related to the automation of certain warehouse and distribution activities.

e.l.f. Beauty, Inc. and subsidiaries
Reconciliation of GAAP net income to non-GAAP adjusted net income
(unaudited)
(in thousands, except share and per share data)

	Three months ended March 31,		Twelve months ended March 31,
	2022	2021	2022	2021
Net income (loss)	$1,556	$(24)	$21,770	$6,232
Restructuring (income) expense (a)	(18)	2,641	50	2,641
Stock-based compensation	5,048	4,642	19,646	19,682
Other non-cash and non-recurring (b)	(83)	2,094	2,765	9,544
Loss on extinguishment of debt (c)	—	—	460	—
Amortization of acquired intangible assets (d)	2,030	2,030	8,123	8,123
Tax Impact (e)	(1,604)	(2,762)	(7,596)	(9,434)
Adjusted net income	$6,929	$8,621	$45,218	$36,788

Weighted average number of shares outstanding - diluted	53,778,530	52,960,699	53,654,303	51,994,145
Adjusted diluted earnings per share	$0.13	$0.16	$0.84	$0.71

(a) Restructuring (income) expense during the three and twelve months ended March 31, 2022 relates to the closure of the Company’s manufacturing plant, including impairment of assets, the disposal of excess inventory on hand at the plant, the termination of manufacturing employees and sub lease income.
(b) Represents various non-cash or non-recurring items, including proxy contest expenses and other legal settlements, pre-launch costs to develop the Company’s brand, Keys Soulcare, acquisition-related costs for Well People, third-party costs related to M&A due diligence, and costs related to the automation of certain warehouse and distribution activities.
(c) Loss on extinguishment of debt includes the write-off of existing debt issuance costs and certain fees paid related to the amended credit agreement.
(d) Represents amortization expense of acquired intangible assets consisting of customer relationships, trademarks and favorable leases.
(e) Represents the tax impact of the above adjustments.